Exhibit 99.1

FOR IMMEDIATE RELEASE
July 17, 2008	For More Information Contact:
Steven M. Zagar
Chief Financial Officer
First Financial Service Corporation
(270) 765-2131

First Financial Service Corporation

Announces Quarterly Results

Elizabethtown, Kentucky, July 17, 2008 — First Financial Service Corporation (the Company, Nasdaq: FFKY) today announced diluted net income per share of $0.45 for the quarter ended June 30, 2008, compared to $0.53 for the quarter ended June 30, 2007.  Diluted net income per share for the six months ended June 30, 2008, was $0.85, compared to $1.01 for the six months ended June 30, 2007.

During the second quarter, the Company completed the acquisition of FSB Bancshares, Inc. and its wholly owned subsidiary, The Farmers State Bank located in Southern Indiana.  The Farmers State Bank had approximately $63 million in total assets and $56 million in deposits with offices in Harrison and Floyd County, Indiana.  These counties are adjacent to First Financial Service Corporation’s Kentucky counties of Meade and Jefferson.  The branches of The Farmers State Bank are branches of First Financial Service Corporation’s wholly owned subsidiary First Federal Savings Bank.  Operating results of FSB Bancshares, Inc. have been included in the consolidated financial statements since June 25, 2008, the date of the acquisition.  The acquisition is anticipated to be accretive to the Company’s earnings during the first full year of the combined operations.

“Despite harsh economic conditions that continue to impact the financial services industry, our loan portfolio increased $63.4 million for the quarter and $74.1 million for the year,” noted Chief Executive Officer, B. Keith Johnson.  “The growth originated in our established markets with $48.8 million being contributed from our recent acquisition of The Farmers State Bank.  Although we are encouraged by the growth we experienced in the second quarter, an increase in provision for loan loss expense during the period contributed to a decline in net income.  The increase in provision for loan losses was related to loan portfolio growth, charge-off of a commercial real estate loan and a specific reserve on another large commercial real estate relationship classified during the quarter.  Also contributing to the decline in net income for the quarter was an increase in our non-interest expense due to branch expansion efforts.  Our efficiency ratio increased to 65% for the second quarter of 2008 from 60% in the comparable period in 2007.  The Company’s expansion plans will continue in the next quarter as we plan to open our twentieth banking center, which will expand our current footprint in Bullitt County, Kentucky.  Finally, a $216,000 write-down was taken during the quarter on investment securities that were other-than-temporarily impaired.”

The retail branch network boosted total deposits to $785 million at June 30, 2008, an increase of $80.1 million for the quarter and $95.8 million for the year, including $56.3 million from the acquisition.  Our acquisition of The Farmers State Bank has broadened our retail branch network in the Louisville Metropolitan Area, which now extends into Southern Indiana.  Additional sites within the Louisville market are under development with our next location scheduled to open in the second quarter of 2009.  Competition for deposits continues to be challenging in all of the markets we serve.  This intense competition could add to additional margin compression even as the interest rate environment stabilizes over the second half of the year.

The Company continues to emphasize commercial lending, which has resulted in a 9% compound annual growth rate in the total loan portfolio and a 12% compound annual growth rate in commercial loans since the beginning of 2004.  Commercial loans were $584.2 million at June 30, 2008, an increase of $21.5 million, or 4%, for the second quarter and $39.3 million, or 7% for the year.  The growth in the Company’s commercial loan portfolio has favorably impacted the level of interest income generated by the Company.  Average earning assets increased $47.6 million for the quarter ended June 30, 2008, compared to June 30, 2007.  Despite the increase in earning assets, the Company’s net interest margin realized a decline of nine basis points.  Net interest margin decreased to 3.86% for the six months ended June 30, 2008, compared to 3.95% for the same period in 2007.  The Federal Reserve has decreased the Federal Funds rate by 225 basis points since January of 2008.  Variable rate loans that are tied to the federal prime rate immediately repriced downward with these rate cuts.  However, interest rates paid on customer deposits have not adjusted downward proportionately with the declining interest yields on loans and investments.  58% of deposits are time deposits that reprice over a longer period of time.  The increase in the volume of earning assets did have a positive impact on net interest income, which increased $345,000 and $513,000 for the three and six months ended June 30, 2008, compared to the respective periods ended June 30, 2007.

Subordinated debentures increased from $10.0 million to $18.0 million at June 30, 2008. On June 24, 2008 the Corporation issued $8.0 million of fixed rate subordinated debentures. The proceeds of the offering were used to finance the purchase of Farmers State Bank.

The percentage of non-performing loans to total loans increased to 1.81% at June 30, 2008, compared to 1.04% at June 30, 2007.  Annualized net charge-offs as a percent of average total loans were 0.10% for the quarter ended June 30, 2008, compared to 0.02% for June 30, 2007.

Provision for loan loss expense increased $387,000 to $514,000 for the three months ended June 30, 2008, compared to the same period ended June 30, 2007.  For the six months ended June 30, 2008, provision for loan loss expense increased $890,000 to $1,098,000 compared to the six months ended June 30, 2007.  The increase in provision for loan loss expense for the respective periods was related to growth in the loan portfolio, as well as from the specific reserve set aside for loans classified during the first and second quarter of 2008.  The Company recorded a lower provision for loan loss expense during the first quarter of 2007, based on improved performance of one of the Company’s credit relationships.  The Company believes provision for loan losses has returned to a more normalized level as experienced prior to 2006.

Non-interest income increased $101,000 for the three months ended June 30, 2008, compared the three months ended June 30, 2007.  Customer service fees on deposit accounts increased $143,000 for the second quarter 2008 compared to the same quarter in 2007.  Brokerage commissions, gain on sale of mortgage loans and other income also increased for the quarter.  For the six months ended June 30, 2008 non-interest income increased $110,000, compared to the six months ended June 30, 2007.  Non-interest income in 2007 included a $227,000 gain on the sale of real estate held for development with no such gain recorded in 2008.  This real estate was held for development through the Company’s wholly owned subsidiary, First Federal Office Park, LLC.  Only one other property remains for sale in this development.  Non-interest income also included a $216,000 write-down of other-than-temporary impaired investment securities.  Excluding the prior period gain on the sale of real estate and write-down of other-than-temporary impaired investment securities, non-interest income increased $553,000 for the first six months of 2008 compared to the same period in 2007.

Non-interest expense increased $716,000 to $6.5 million for the three months ended June 30, 2008, compared to the same three months ended June 30, 2007.  Contributing to the increase in non-interest expense for the quarter was a $375,000 increase in employee compensation expense.  The increase reflects growth in the overall staffing level from 271 full-time equivalent employees at June 30, 2007 to 318 at June 30, 2008.  Thirty-one associates were added as a result of the acquisition and twenty-five associates have been added to support our recent expansion efforts. Also contributing to the increase to non-interest expense were increases in office occupancy expense and equipment, FDIC insurance premiums and information systems.  For the six months ended June 30, 2008, non-interest expense increased $1.0 million compared to the same six months ended June 30, 2007.  The increase was partially offset by the one-time write-off of $229,000 in unamortized issuance costs of our trust preferred securities in the first quarter of 2007.  Excluding the prior period write-off, non-interest expense increased $1.3 million for the first six months of 2008 compared to the same period in 2007.

First Financial Service Corporation is the parent bank holding company of First Federal Savings Bank of Elizabethtown, which was chartered in 1923.  The Bank serves the needs and caters to the economic strengths of the local communities in which it operates and strives to provide a high level of personal and professional customer service.  The Bank offers a variety of financial services to its retail and commercial banking customers.  These services include personal and corporate banking services, and personal investment financial counseling services.  Today, the Bank serves seven contiguous counties encompassing Central Kentucky and the Louisville Metropolitan area, including Southern Indiana, through its 19 full-service banking centers and a commercial private banking center.

This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995 that are subject to certain risks and uncertainties that could cause actual results to differ materially from historical income and those presently anticipated or projected.  The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date of this release.  Such risks and uncertainties include those detailed in the Company’s filings with the Securities and Exchange Commission, risks of adversely changing results of operations, risks related to the Company’s acquisition strategy, risk of loans and investments, including the effect of the change of the local economic conditions, risks associated with the adverse effects of the changes in interest rates, and competition for the Company’s customers by other providers of financial services, all of which are difficult to predict and many of which are beyond the control of the Company.

First Financial Service Corporation’s stock is traded on the Nasdaq Global Market under the symbol “FFKY.”  Market makers for the stock are:

Keefe, Bruyette & Woods, Inc.	FTN Midwest Securities

J.J.B. Hilliard, W.L. Lyons Company, Inc.	Howe Barnes Investments, Inc.

Stifel Nicolaus & Company	Knight Securities, LP

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FIRST FINANCIAL SERVICE CORPORATION

Consolidated Balance Sheets

(Unaudited)

	June 30,	December 31,
(Dollars in thousands, except share data)	2008	2007

ASSETS:
Cash and due from banks	$28,744	$14,948
Federal funds sold	6,950	—
Cash and cash equivalents	35,694	14,948

Securities available-for-sale	19,980	22,004
Securities held-to-maturity, fair value of $8,308 (Jun 2008) and $17,624 (Dec 2007)	8,283	17,681
Total securities	28,263	39,685

Loans held for sale	3,186	780
Loans, net of unearned fees	841,356	767,256
Allowance for loan losses	(8,917)	(7,922)
Net loans	835,625	760,114

Federal Home Loan Bank stock	8,409	7,621
Cash surrender value of life insurance	8,470	8,290
Premises and equipment, net	29,446	26,335
Real estate owned:
Acquired through foreclosure	3,459	1,749
Held for development	45	45
Other repossessed assets	52	52
Goodwill	12,262	8,384
Core deposit intangible	1,910	—
Accrued interest receivable	4,249	4,324
Other assets	1,783	1,144

TOTAL ASSETS	$969,667	$872,691

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Deposits:
Non-interest bearing	$77,124	$46,978
Interest bearing	707,962	642,265
Total deposits	785,086	689,243

Short-term borrowings	33,000	42,800
Advances from Federal Home Loan Bank	53,015	53,083
Subordinated debentures	18,000	10,000
Accrued interest payable	487	1,093
Accounts payable and other liabilities	2,525	1,789
Deferred income taxes	1,862	1,223

TOTAL LIABILITIES	893,975	799,231
Commitments and contingent liabilities	—	—

STOCKHOLDERS’ EQUITY:
Serial preferred stock, 5,000,000 shares authorized and unissued	—	—
Common stock, $1 par value per share; authorized 10,000,000 shares; issued and outstanding, 4,664,235 shares (Jun 2008), and 4,661,083 shares (Dec 2007)	4,664	4,661
Additional paid-in capital	34,018	33,886
Retained earnings	37,435	35,225
Accumulated other comprehensive loss	(425)	(312)

TOTAL STOCKHOLDERS’ EQUITY	75,692	73,460
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$969,667	$872,691

FIRST FINANCIAL SERVICE CORPORATION

Consolidated Statements of Income

(Unaudited)

	Three Months Ended		Six Months Ended
(Dollars in thousands, except per share data)	June 30,		June 30,
	2008	2007	2008	2007
Interest and Dividend Income:
Loans, including fees	$13,348	$14,364	$27,380	$28,305
Taxable securities	309	536	693	1,148
Tax exempt securities	105	107	205	215
Total interest income	13,762	15,007	28,278	29,668

Interest Expense:
Deposits	4,808	6,440	10,494	12,387
Short-term borrowings	183	413	505	988
Federal Home Loan Bank advances	601	341	1,197	676
Subordinated debentures	167	154	334	382
Total interest expense	5,759	7,348	12,530	14,433

Net interest income	8,003	7,659	15,748	15,235
Provision for loan losses	514	127	1,098	208
Net interest income after provision for loan losses	7,489	7,532	14,650	15,027

Non-interest Income:
Customer service fees on deposit accounts	1,632	1,489	3,048	2,763
Gain on sale of mortgage loans	239	166	387	292
Gain on sale of real estate held for development	—	—	—	227
Losses on securities transactions	(216)	—	(216)	—
Brokerage commissions	125	106	243	202
Other income	360	278	632	500
Total non-interest income	2,140	2,039	4,094	3,984

Non-interest Expense:
Employee compensation and benefits	3,480	3,105	6,898	6,229
Office occupancy expense and equipment	679	596	1,332	1,162
Marketing and advertising	209	217	423	449
Outside services and data processing	766	670	1,483	1,336
Bank franchise tax	253	234	503	465
Write off of issuance cost of Trust Preferred Securities	—	—	—	229
Other expense	1,130	979	2,213	1,946
Total non-interest expense	6,517	5,801	12,852	11,816

Income before income taxes	3,112	3,770	5,892	7,195
Income taxes	1,013	1,226	1,910	2,334
Net Income	$2,099	$2,544	$3,982	$4,861

(1) Shares applicable to basic income per share	4,664,235	4,736,315	4,663,784	4,767,824
(1) Basic income per share	$0.45	$0.54	$0.85	$1.02

(1) Shares applicable to diluted income per share	4,692,565	4,783,131	4,695,358	4,821,215
(1) Diluted income per share	$0.45	$0.53	$0.85	$1.01

Cash dividends declared per share	$0.190	$0.173	$0.380	$0.346

(1)  Adjusted to reflect the impact of the 10% stock dividend declared August 16, 2007.

FIRST FINANCIAL SERVICE CORPORATION

Unaudited Selected Ratios and Other Data

	As of and For the		As of and For the
	Three Months Ended		Six Months Ended
	June 30,		June 30,
Selected Data	2008	2007	2008	2007

Performance Ratios

Return on average assets	0.94%	1.22%	0.90%	1.17%

Return on average equity	11.14%	14.10%	10.65%	13.55%

Average equity to average assets	8.40%	8.62%	8.46%	8.65%

Net interest margin	3.88%	3.93%	3.86%	3.95%

Efficiency ratio from continuing operations	64.25%	59.82%	64.77%	61.48%

Book value per share			$16.23	$15.27

Average Balance Sheet Data

Average total assets	$902,889	$839,470	$889,087	$837,026

Average interest earning assets	834,872	787,260	826,719	784,354

Average loans	797,436	729,017	785,939	724,400

Average interest-bearing deposits	661,799	647,332	650,537	639,332

Average total deposits	721,399	692,216	707,504	683,373

Average total stockholders’ equity	75,837	72,393	75,192	72,368

Asset Quality Ratios

Non-performing loans as a percent of total loans (1)			1.81%	1.04%

Non-performing assets as a percent of total loans (1)			2.23%	1.12%

Allowance for loan losses as a percent of total loans (1)			1.06%	1.07%

Allowance for loan losses as a percent of non-performing loans			59%	103%

Annualized net charge-offs to total loans (1)			0.10%	0.02%

(1) Excludes loans held for sale.